UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2010
DOMINION RESOURCES BLACK WARRIOR TRUST
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11335 (Commission File Number)	75-6461716 (I.R.S. Employer Identification No.)

U.S. Trust, Bank of America
Private Wealth Management
901 Main Street, 17th Floor
Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (214) 209-2400
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results Of Operations And Financial Condition.
     On May 20, 2010, the Registrant issued a press release announcing its quarterly cash distribution to unitholders of record on June 1, 2010, payable on June 9, 2010. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
     This Current Report on Form 8-K is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition and Item 8.01, Other Events. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.
     The Registrant (also referred to herein as the “Trust”) owns overriding royalty interests burdening certain proved developed coal seam gas properties currently owned by HighMount Black Warrior Basin LLC (“HBWB”) and located in the Black Warrior Basin of Alabama.
     On May 18, 2010, HBWB notified the Trustee that Walter Natural Gas, LLC, a wholly owned subsidiary of Walter Energy, LLC, entered into a definitive purchase agreement dated April 28, 2010 to acquire the Alabama natural gas interests of HighMount Exploration & Production LLC, effective March 1, 2010. The transaction is expected to close in the second quarter 2010 and is subject to a number of customary closing conditions. The acquisition includes HBWB’s Alabama coal bed methane operations, including approximately the 532 existing conventional gas wells in which the Trust has a net profits interest. At this time, the Trust anticipates no change in operations or reporting that will significantly impact the Trust or its future revenue stream.

Item 9.01	Financial Statements and Exhibits.
     c. Exhibits

99.1	Press Release dated May 20, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dominion Resources Black Warrior Trust By: Bank of America, N.A., Trustee
By:	/s/ Ron E. Hooper
Ron E. Hooper
Senior Vice President

Date: May 21, 2010

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 20, 2010